UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2017

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS.

On June 14, 2017, Pacific Biosciences of California, Inc. (the “Company”) issued a press release announcing the commencement of an underwritten public offering of its common stock pursuant to a shelf registration statement filed on Form S-3 (File No. 333-199891) with the Securities and Exchange Commission, which was declared effective November 21, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to that certain Controlled Equity OfferingSM Sales Agreement, dated October 5, 2012, as amended on November 8, 2013, as further amended on February 3, 2015 (as amended, the “Sales Agreement”), by and between the Company and Cantor Fitzgerald & Co. (“Cantor”), the Company may offer and sell, from time to time, shares of its common stock through Cantor, acting as agent, through an “at the market offering” as defined in Rule 415(a)(4) (the “ATM Offering”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). On February 2, 2017, pursuant to the ATM Offering, the Company filed a prospectus supplement pursuant to which the Company may offer and sell, from time to time, shares of its common stock having an aggregate offering price of up to $60.0 million through Cantor (the “ATM Prospectus Supplement”). From April 1, 2017 to June 7, 2017, the Company issued 3,170,931 shares of its common stock at an average price of $3.86 per share through the ATM Prospectus Supplement, resulting in net proceeds to the Company of approximately $11.9 million. The Company paid a commission equal to 3% of the gross proceeds from the sale of shares of its common stock under the ATM Prospectus Supplement. The Company terminated the ATM Prospectus Supplement on June 14, 2017, but the Sales Agreement remains in full force and effect. As of June 12, 2017, the Company had 97,701,431 shares of common stock outstanding.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Susan K. Barnes
Susan K. Barnes Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Date: June 14, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 14, 2017.